UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

______________________________

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

4322 South 49th West Avenue
Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Syntroleum Corporation (the “Company”) has taken measures over the last several months to reduce its costs. One of those cost saving measures was to reduce its workforce. As a result of this workforce reduction, key technical and management personnel remain with the Company and have an increased workload. The Company’s Nominating and Compensation Committee of its Board of Directors (“Committee”) determined to implement a retention incentive plan (“Plan”) designed to retain certain key employees. In making its determination to implement the Plan, the Committee took into consideration the energy industry’s highly competitive market for technical and management personnel. Pursuant to the Plan, on December 8, 2006, the Committee granted certain employees options (“Options”) to purchase shares of the Company’s common stock, par value $0.01 (“Common Stock”), restricted shares of Common Stock (“Restricted Shares”), and/or cash awards. The Committee also authorized the Company to enter into individual retention agreements with key personnel which will provide a cash and/or Common Stock grant if that employee remains employed with the Company on a future date. The exercise price for Options granted under the Plan to purchase the Company’s Common Stock is $2.89 per share. One-third of the Options will vest and become exercisable on June 29, 2007, and two-thirds of the Options will vest and become exercisable on July 1, 2008. Each of the Restricted Shares will vest on June 29, 2007. The cash payment, Options, and Restricted Stock will accelerate in the event of death, disability, or termination without cause, and in the case of the Options and Restricted Stock, a change in control of the Company. The Plan consisted of Options to purchase a total of 600,000 shares of Common Stock at $2.89 per share, 200,000 Restricted Shares and cash awards of $802,318 in the aggregate payable June 29, 2007, with additional cash awards equal to 50% of the recipient’s annual base pay payable in 2008. The grants made under the Plan went to individuals at multiple levels and functions within the Company, including executive, technical and other management levels. For those executive officers included in the Plan and their specific grants please refer to the Form 4 filings made by the executive officers.

John Holmes Jr., the Company’s President and Chief Executive Officer, in order to increase the number of shares currently available for grant under the Company’s stock incentive plan, requested the Committee to exclude him from the retention incentive plan and, in exchange for nominal consideration, has voluntarily relinquished Options to purchase 1,000,000 shares of Common Stock at an exercise price of $10.52 which were granted to him in June 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: December 14, 2006	By:	/s/ Richard L. Edmonson
Richard L. Edmonson
Senior Vice President, General
Counsel and Corporate Secretary